UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FS Bancorp, Inc.

 (Name of registrant as specified in its charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 7, 2025

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of FS Bancorp, Inc. to be held at the 1st Security Bank Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 22, 2025 at 2:00 p.m., Pacific Daylight Time.

The notice of annual meeting of shareholders and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers of FS Bancorp, Inc., as well as a representative of Moss Adams LLP, our independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet or by telephone, or by requesting, completing and mailing a proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Joseph C. Adams
Joseph C. Adams
Chief Executive Officer

FS BANCORP, INC.

6920 220TH STREET SW

MOUNTLAKE TERRACE, WASHINGTON 98043

(425) 771‑5299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2025

Notice is hereby given that the annual meeting of shareholders of FS Bancorp, Inc. will be held at the 1st Security Bank Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 22, 2025, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

Proposal 1.	Election of two directors to each serve for a three-year term and one director to serve for a one-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3.	Advisory (non-binding) vote on whether future advisory votes on executive compensation should be held every one, two or three years.

Proposal 4.	Ratification of the Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for 2025.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 22, 2025. Our proxy statement and 2024 Annual Report to Shareholders are available at http://investorrelations.fsbwa.com/CorporateProfile. Directions to attend the annual meeting, where you may vote in person, can be found at http://investorrelations.fsbwa.com/sec-filings/annual-reports. Please also refer to the instructions on the Important Notice Regarding the Availability of Proxy Materials you received in the mail if you would like to receive a paper or emailed copy of the proxy materials.

The Board of Directors has fixed the close of business on March 21, 2025 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote your proxy, which is solicited by the Board of Directors. You may vote via the Internet or by telephone, or by requesting, signing, dating and mailing a proxy card. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Matthew D. Mullet
MATTHEW D. MULLET
SECRETARY

Mountlake Terrace, Washington
April 7, 2025

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum. You may vote via the Internet or by telephone. Alternatively, if you request a paper copy of the proxy materials, a pre-addressed envelope will be provided for your convenience. No postage is necessary if mailed in the United States.

PROXY STATEMENT

OF

FS BANCORP, INC.

6920 220TH STREET SW

MOUNTLAKE TERRACE, WASHINGTON 98043

(425) 771‑5299

ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2025

The Board of Directors of FS Bancorp, Inc. is using this proxy statement to solicit proxies from our shareholders for use at our annual meeting of shareholders. We first provided access to this proxy statement and the form of proxy to our shareholders on or about April 7, 2025.

The information provided in this proxy statement relates to FS Bancorp, Inc. and its wholly-owned subsidiary, 1st Security Bank of Washington. FS Bancorp, Inc. may also be referred to as “FS Bancorp” and 1st Security Bank of Washington may also be referred to as “1st Security Bank” or the “Bank.” References to “we,” “us” and “our” refer to FS Bancorp and, as the context requires, 1st Security Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Thursday, May 22, 2025
Time:	2:00 p.m., Pacific Daylight Time
Place:	1st Security Bank Administrative Office 6920 220th Street SW, Mountlake Terrace, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors to each serve for a three-year term and one director to serve for a one-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3.	Advisory (non-binding) vote on whether future advisory votes on executive compensation should be held every one, two or three years.

Proposal 4.	Ratification of the Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for 2025.

We also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials

We provided access to our proxy materials beginning on April 7, 2025. On that day, we mailed the Important Notice Regarding the Availability of Proxy Materials to our shareholders. The Securities and Exchange Commission (“SEC”) allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of mailing paper copies of the annual meeting materials. If you would like a paper copy of the proxy materials, please follow the instructions in the Important Notice Regarding the Availability of Proxy Materials.

Who is Entitled to Vote?

We have fixed the close of business on March 21, 2025 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of FS Bancorp’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of FS Bancorp common stock you own, unless you own more than 10% of FS Bancorp’s outstanding shares. As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of FS Bancorp’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit unless our Board of Directors has granted permission in advance. On March 21, 2025, there were 7,756,000 shares of FS Bancorp common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. This question provides voting instructions for shareholders of record. You are a shareholder of record if your shares of FS Bancorp common stock are held in your name. If you are a beneficial owner of FS Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below under “What if My Shares Are Held in Street Name?”

Shares of FS Bancorp common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on the Important Notice Regarding the Availability of Proxy Materials and the proxy card. Shares of FS Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the form of proxy in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, for holding future advisory votes on executive compensation every ONE YEAR, and FOR ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting for action, the persons named in the proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxies to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted. The nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted will be treated as “broker non-votes.” The proposal to elect directors and the advisory votes regarding executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the FS Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”), which owns 6.02% of FS Bancorp’s common stock. Employees of FS Bancorp and 1st Security Bank participate in the ESOP. Each ESOP participant may instruct the trustee how to vote the shares of FS Bancorp common stock allocated to his or her account under the ESOP by completing the vote authorization form. If an ESOP participant properly executes a vote authorization form, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions. Allocated shares for which proper voting instructions are not received and unallocated shares held by the ESOP will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions. In order to give the trustees sufficient time to vote, all vote authorization forms from ESOP participants must be received by the transfer agent on or before May 19, 2025.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of FS Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of FS Bancorp common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

Advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Advisory Vote on the Frequency of Future Shareholder Votes on Executive Compensation

The advisory (non-binding) vote regarding the frequency of future shareholder votes on executive compensation has three alternatives. Shareholders may vote that future shareholder votes on executive compensation be held every year, every two years or every three years, or shareholders may abstain from voting. The alternative receiving the greatest number of votes (every year, every two years or every three years) will be the frequency that shareholders approve. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote because the alternative receiving the greatest number of votes will be the frequency that shareholders approve. Our Board of Directors unanimously recommends that you vote for the adoption of an advisory resolution that shareholders should consider an advisory resolution on executive compensation EVERY YEAR.

Vote Required to Approve Proposal 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent registered public accounting firm.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

●	submitting a new proxy with a later date;

●	notifying the Secretary of FS Bancorp in writing before the annual meeting that you have revoked your proxy; or

●	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of March 21, 2025, the voting record date, information regarding share ownership of:

●

those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of FS Bancorp’s common stock other than directors and executive officers;

●	each director and director nominee of FS Bancorp;

●	each executive officer of FS Bancorp or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

●	all current directors and executive officers of FS Bancorp and its subsidiaries as a group.

As of the voting record date, there were 7,756,000 shares of FS Bancorp common stock outstanding.

Persons and groups who beneficially own in excess of five percent of FS Bancorp’s common stock are required to file with the SEC, and provide us a copy of, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of FS Bancorp’s common stock as of the close of business on the voting record date.

	Number of shares		Percent of shares
Beneficial Owners of More Than 5%	beneficially owned		outstanding (%)
T. Rowe Price Investment Management, Inc.	1,021,796	(1)	13.17
BlackRock, Inc.	469,908	(2)	6.06
FS Bancorp, Inc. Employee Stock Ownership Plan	466,578	(3)	6.02
Dimensional Fund Advisors LP	402,018	(4)	5.18

(1)

Based solely on a Schedule 13G/A dated November 14, 2024, regarding shares owned as of September 30, 2024. According to the filing, T. Rowe Price Investment Management, Inc. has sole voting and dispositive power over the shares reported. The address of T. Rowe Price Investment Management, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)

Based solely on a Schedule 13G dated January 29, 2024, regarding shares owned as of December 31, 2023. According to the filing, BlackRock, Inc. has sole voting power over 462,683 shares and sole dispositive power over 469,908 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)	Represents shares held in the ESOP. The ESOP has shared voting and dispositive power over the shares reported. The address of the ESOP is 6920 220th Street SW, Mountlake Terrace, Washington 98043.
(4)

Based on a Schedule 13G dated October 31, 2024, regarding shares owned as of September 30, 2024. According to the filing, Dimensional Fund Advisors LP has sole voting power over 392,970 shares and sole dispositive power over 402,018 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d‑3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

			Total number of
		Stock	shares beneficially	Percent of shares
Name	Shares (1)	options (2)	owned	outstanding (%)
Directors
Joseph C. Adams*	155,045	50,340	205,385	2.6
Pamela M. Andrews	14,994	7,500	22,494	**
Marina Cofer-Wildsmith	11,027	13,060	24,087	**
Terri L. Degner	6,028	--	6,028	**
Michael J. Mansfield	87,296	11,300	98,596	1.3
Ted A. Leech	77,815	13,060	90,875	1.2
Joseph P. Zavaglia	18,623	13,060	31,683	**
Named Executive Officers
Matthew D. Mullet	140,073	29,159	169,232	2.2
Shana Allen	13,762	6,500	20,262	**
Ben Crowl	15,827	12,240	28,067	**
Kelli Nielsen	17,598	28,244	45,842	**
All Executive Officers and Directors as a Group (16 persons)	720,651	300,217	1,020,868	12.7

*	Mr. Adams is also a named executive officer of FS Bancorp.
**	Less than one percent of shares outstanding.
(1)	Includes shares of restricted stock, as to which holders have voting power but not investment power, as well as shares held in the ESOP and the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan.
(2)	Consists of stock options exercisable within 60 days of the voting record date.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors stays actively engaged with management and currently consists of seven members. For purposes of continuity, and given its efficient size and collaborative involvement with management, the Board is divided into three classes with staggered terms. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of FS Bancorp and each nominee for director. The Governance, Nominating and Culture Committee of the Board of Directors selects nominees for election as directors, subject to Board approval. Ted A. Leech and Marina Cofer-Wildsmith currently serve as FS Bancorp directors and have been nominated to each serve a three-year term. Terri L. Degner also serves as an FS Bancorp director and has been nominated to serve a one-year term to maintain balanced terms. Ms. Degner was appointed to the Board of Directors of FS Bancorp on September 30, 2024, in connection with the retirement of Director Margaret R. Piesik. Ms. Degner has been serving on the Board of Directors of 1st Security Bank since January 1, 2024, and was recommended for appointment to the Board of Directors of FS Bancorp by the Governance, Nominating and Culture Committee.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Ted A. Leech, Marina Cofer-Wildsmith and Terri L. Degner.

Name	Age as of December 31, 2024	Year first elected or appointed director	Term to expire

Board Nominees

Ted A. Leech	77	2005 (1)	2028 (2)
Marina Cofer-Wildsmith	57	2012 (1)	2028 (2)
Terri L. Degner	62	2024	2026 (2)

Directors Continuing in Office

Michael J. Mansfield	68	2008 (1)	2026
Joseph C. Adams	65	2005 (1)	2027
Pamela M. Andrews	66	2021	2027
Joseph P. Zavaglia	76	2011 (1)	2027

(1) Includes prior service on the Board of Directors of 1st Security Bank.
(2) Assuming election or reelection.

Information Regarding Nominees for Election

Set forth below is the present principal occupation and other business experience during at least the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of FS Bancorp.

Ted A. Leech, Board Chair of FS Bancorp and 1st Security Bank, is retired from Univar Corporation. From January 2003 to February 2005, Mr. Leech was Vice President of Business Development where he conducted feasibility studies and investigated potential investments in China, Hong Kong, Singapore, Australia, Malaysia, Indonesia and Brazil. Prior to that, Mr. Leech was Senior Vice President of Administration for Univar USA where he was responsible for accounting, payables/receivables, information systems, treasury, legal, human resources and internal audit. Additionally, he currently serves as treasurer and board member of a food distribution non-profit. As a result of his professional experiences, Mr. Leech brings strong leadership, management, finance, accounting and human resource skills to our board. Mr. Leech’s expertise also qualifies him as a financial expert, which was the basis of his selection as Chairperson of the Audit Committee.

Marina Cofer-Wildsmith has spent 30 years working in nonprofit management and business development. Her background includes serving as Executive Director of Bainbridge Youth Services from 2012 to 2017, business consulting from 2009 to 2012, and Chief Executive Officer of the American Lung Association of Washington and the Northwest from 2003 to 2007. Other American Lung Association positions held from 1990 to 2003 included program development, marketing and communications. Her key career achievements include leading the Washington Smoke Free Restaurants and Bars Initiative, developing with the U.S. Environmental Protection Agency the air quality forecasting model and advocating for other essential air pollution reduction and public health legislation. Ms. Cofer-Wildsmith is very active in the community. Currently, she serves as an Assistant District Governor for Rotary International District 5020 and is a past President of the Rotary Club of Bainbridge Island. Other board service has included Public-at-Large Director for the Puget Sound Clean Air Agency from 2005 to 2013. She has her Bachelor of Science degree in Biology from the College of William and Mary, Williamsburg, Virginia and her Master’s degree in Educational Processes from Maryville University, St. Louis, Missouri. Leadership recognition includes awards from the Chamber of Commerce, Rotary, Environmental Protection Agency, Conservation Federation and Governor Gregoire. As a result of her professional experiences and active community involvement, Ms. Cofer-Wildsmith brings strong leadership, management, organization and interpersonal skills to our organization.

Terri L. Degner has over 45 years of banking experience. She was the Executive Vice President, Chief Financial Officer and Treasurer of Anchor Bank from 2004 until its acquisition by 1st Security Bank in 2018. After the acquisition, she served as a consultant to 1st Security Bank from 2018 to 2023, assisting with post-acquisition transition matters. Ms. Degner graduated cum laude from St. Martins College in 1998 with her Bachelor of Arts degree in Accounting. In 2000, she graduated with honors from Pacific Coast Banking School at the University of Washington. Ms. Degner currently serves on the Board of Directors and is Treasurer of NeighborWorks of Grays Harbor, Washington. She is a director at large for The Financial Managers Society, which provides education, networking and resources to finance professionals in the financial industry. Ms. Degner also sits on the St. Martins University Accounting Advisory Board. Additionally, she was a member of the Executive Committee, Providence St. Peter Foundation Christmas Forest from 2011 to 2018. Ms. Degner adds important skills to the Board, including leadership, management and asset liability management, as well as financial expertise.

Information Regarding Incumbent Directors

Set forth below is the present principal occupation and other business experience during at least the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on FS Bancorp’s Board of Directors.

Michael J. Mansfield spent 16 years with Deloitte LLP before joining Moss Adams LLP in 1995, where he was a partner for more than 10 years. During his time with Moss Adams, Mr. Mansfield chaired the Business Owner Succession Services Practice in the Seattle office and he served as a member of the firm’s Tax Committee. He provided taxation, business, and financial accounting services to a variety of clients in the financial services, construction, manufacturing and distribution, and service industries. In January 2008, Mr. Mansfield left Moss Adams to start Family Fortunes, LLC, a consulting company aimed at assisting individuals and business owners develop and execute strategic plans, with the goals of enhancing value proposition and creating a legacy vision for families and business owners. Mr. Mansfield is also a minority owner/part-time Chief Financial Officer for two construction companies (Pacific Pile & Marine, L.P. and R Miller, Inc.) and a minority owner in seven other privately-owned businesses, in addition to serving on the advisory board of four other private companies. Mr. Mansfield’s decades of experience as a public accountant, together with his experience of being part of the management/advisory team of several small- to medium-sized businesses, has provided him with strong leadership, financial and administrative insights that are valuable to FS Bancorp.

Joseph C. Adams is a director and has been the Chief Executive Officer of 1st Security Bank of Washington since July 2004. He has also served in those capacities for FS Bancorp since its formation in September 2011. He joined 1st Security Bank of Washington in April 2003 as its Chief Financial Officer. Mr. Adams served as Supervisory Committee Chairperson from 1993 to 1999 when the Bank was Washington’s Credit Union. Mr. Adams is a lawyer, having worked for Deloitte as a tax consultant, K&L Gates as a lawyer and then at Univar USA as a lawyer and Director of Regulatory Affairs. As the Director of Regulatory Affairs for Univar USA, the largest chemical distribution company in the United States, Mr. Adams used his environmental law expertise to ensure Univar stayed in compliance with all relevant local, state and federal environmental laws, rules and regulations. He is a member of the Washington State Bar Association and was a Board member of the Community Bankers of Washington. Mr. Adams graduated with Distinction from the University of Hawaii with a Bachelor of Business Administration in Finance. He also graduated cum laude with a Juris Doctor from the University of Puget Sound School of Law. In addition, Mr. Adams graduated with honors from the Pacific Coast Banking School in 2007, a master’s level program held at the University of Washington. Mr. Adams’s legal and accounting backgrounds, as well as his duties as Chief Executive Officer of 1st Security Bank of Washington, bring a special knowledge of the financial, economic and regulatory challenges faced by the Bank, which makes him well-suited to educating the Board on these matters.

Pamela M. Andrews was an active trial attorney in Seattle for over 35 years, practicing in the areas of professional liability, medical malpractice, nursing home/assisted living, mental healthcare and complex civil litigation. She is a member of both the Washington and Wisconsin Bar Associations. She also served as the President of her law firm, Andrews Skinner, P.S., for the last 16 years of her practice. Ms. Andrews was selected as a Fellow of the International Society of Barristers; a Senior Fellow of Litigation Counsel of America; a founding and continuous member of the Bar Register of Preeminent Women Lawyers for the last ten years of her practice and enjoyed a Martindale Hubbell AV rating for 30 years. Ms. Andrews graduated summa cum laude from the University of Wisconsin-Oshkosh and received her Juris Doctor from the University of Wisconsin-Madison. She has been active in community animal welfare groups and associations in the Puget Sound and Pacific Northwest region. Ms. Andrews adds important skills to the Board, including legal, litigation, insurance, human resources, small business experience and operations management.

Joseph P. Zavaglia has been the owner and operator since February 2008 of Zavaglia Consulting, L.L.C., which provides retail banking and small business advisory services to community banks. He also runs From the Heart of Italy, an Italian cooking school. Mr. Zavaglia started his career in 1975 and over a period of 49 years has worked in numerous areas of banking, including commercial lending, retail and small business banking, human resources, investments, incentive compensation and executive administration with both large national institutions and community banks. Upon retiring from his last executive banking position, he served as a board member for nine years and was an employee of Pacific Coast Banking School. Mr. Zavaglia then worked with the Washington Bankers Association in co-creating four developmental programs which are now being offered throughout the United States. Mr. Zavaglia received his undergraduate degree in Business Management from Seattle University, and his Masters Degree in Education from Western Washington University. He is also a graduate of Pacific Coast Banking School and formerly held Series 6, 63 and 26 securities licenses and his state insurance license for life and disability. Giving back to the communities he serves has been his passion. Mr. Zavaglia served as Chair of the Board of Regents at Seattle University for three years and as a board member for nine additional years, State Board Chair of the March of Dimes for 15 years, Chair of the Italian Studies Board at the University of Washington and Chair of the Dean’s Advisory Board for Woodring College of Education at Western Washington University for four years. In 2007, he was inducted into the Athletic Hall of Fame at Seattle University. In 2012, he received the Distinguished Alumnus award from the Woodring College of Education, and in 2015, was awarded the University Service Award from Seattle University. Mr. Zavaglia brings strong leadership, management, human resource, and interpersonal skills to our Board.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes, and skills that the Governance, Nominating and Culture Committee considered in making its decision to nominate directors to our Board. The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

	Adams	Andrews	Cofer-Wildsmith	Leech	Mansfield	Degner	Zavaglia
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	✓	✓	✓	✓	✓	✓	✓
Expertise in financial services or related industry	✓				✓	✓	✓
Certified public accountant or financial expert	✓			✓	✓	✓	✓
Attorney	✓	✓
Civic and community involvement	✓	✓	✓	✓	✓	✓	✓
Leadership and team building skills	✓	✓	✓	✓	✓	✓	✓
Diversity by race, ethnicity or gender	✓	✓	✓	✓		✓
Specific skills/knowledge:
Finance	✓		✓	✓	✓	✓	✓
Technology
Securities	✓					✓	✓
Marketing	✓		✓	✓			✓
Public affairs	✓		✓
Human resources	✓	✓	✓	✓		✓	✓
Environmental, social and governance	✓		✓				✓

Board Independence

Our common stock is listed on the Nasdaq Global Select Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors. The Board has determined that six of our seven directors (85.7%) are independent, as defined by Nasdaq. Directors Andrews, Cofer-Wildsmith, Degner, Leech, Mansfield and Zavaglia are all independent. Only Joseph C. Adams, who is our Chief Executive Officer, is not independent. Former Director Piesik was independent.

Diversity

As part of its director nominee evaluation process, the Board considers diverse viewpoints, backgrounds and experiences, as well as gender, age, race and ethnicity, in the selection of directors to enhance the Board’s diversity. All Board members must also fit the culture of FS Bancorp and 1st Security Bank, including living up to our Core Values and embodying our “Smart, Driven, Kind” commitment.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of FS Bancorp and 1st Security Bank conduct their business through board and committee meetings. During the fiscal year ended December 31, 2024, the Boards of Directors of FS Bancorp and 1st Security Bank each held nine meetings. No director of FS Bancorp or the Bank attended fewer than 75% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

The Board of Directors of FS Bancorp has standing Audit, Compensation, and Governance, Nominating and Culture Committees. The Board has adopted written charters for each of these committees, copies of which are available on our website at www.FSBWA.com under “Investor Relations.” The directors’ current memberships on the committees are reflected below. Joseph C. Adams, our Chief Executive Officer, is not a member of any of these committees as they are comprised solely of independent directors.

	Audit Committee	Compensation Committee	Governance, Nominating and Culture Committee

Pamela M. Andrews	✓		Chair
Marina Cofer-Wildsmith	✓	✓	✓
Terri L. Degner	✓
Ted A. Leech	Chair	✓
Michael J. Mansfield	✓	Chair
Joseph P. Zavaglia		✓	✓

Audit Committee. The Audit Committee meets at least quarterly and its primary responsibilities are to (1) meet with both the internal and external auditors on behalf of the Board of Directors to review and discuss their findings, and to make recommendations to the Board regarding the selection of the external auditors and (2) work closely with our compliance officer to monitor compliance with all applicable laws and regulations. The Audit Committee met nine times during the year ended December 31, 2024. Please refer to the section entitled, “Audit Committee Matters” for additional information.

Each member of the Audit Committee is “independent” in accordance with the requirements for companies listed on The Nasdaq Stock Market LLC (“Nasdaq”). In addition, the Board of Directors has determined that Mr. Leech, Mr. Mansfield and Ms. Degner meet the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee. The Compensation Committee is responsible for the recommendation to the Board of Directors of the Chief Executive Officer’s annual compensation package, as well as Board compensation, Chief Executive Officer evaluation, the review and approval of executive incentive packages and perquisite programs, and overseeing and administering our qualified, tax-exempt benefit plans. Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. This Committee met 10 times during the year ended December 31, 2024.

Governance, Nominating and Culture Committee. The Governance, Nominating and Culture Committee is responsible for (1) reviewing issues and developments related to corporate governance issues, (2) identifying individuals qualified to serve as directors, consistent with Board-approved criteria, (3) recommending to the Board nominees for election or appointment to the Board of Directors and (4) overseeing core value and culture consistency activities and practices for FS Bancorp. The Committee oversees Board education, Board composition and constituent engagement.

Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. This Committee met nine times during the year ended December 31, 2024.

Only those nominations made by the Governance, Nominating and Culture Committee or properly presented by shareholders will be voted upon at the annual meeting. In its deliberations for selecting candidates for nomination as director, the Committee considers:

●	the candidate’s knowledge of the banking business and involvement in community, business and civic affairs;
●	skill sets and varied perspectives missing from the Board;
●	diversity factors; and
●	whether the candidate would provide for adequate representation of 1st Security Bank’s market area.

Any nominee for director made by the Committee must be highly qualified regarding some or all these attributes.

In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors. Although the Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation. Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this proxy statement.

Corporate Governance

Governance Highlights. The Governance, Nominating and Culture Committee continually seeks to enhance its commitment to strong corporate governance. Its goal is to help ensure the right people, right culture, right issues, right informational process and the right follow through. Highlights of FS Bancorp’s corporate governance include the following:

●	independent Board Chair;
●	six of seven directors are independent;
●	Board committees are comprised entirely of independent directors;
●	independent directors meet in regular executive sessions throughout the year;
●	regular Board and committee self-evaluations;
●	policies restrict pledging and hedging;
●	director and executive officer stock ownership policy;
●	alignment of director and shareholder interests;
●	use of clawback provisions in executive pay;
●	necessary skills to oversee risks and opportunities;
●	staggered terms to assure stability and provide board refresh when needed; and
●	business ethics.

We have a corporate governance policy that covers the duties and responsibilities of each director, as well as the composition, responsibilities and operation of the Board and its committees. The policy also addresses succession planning, executive Board sessions, the Board’s interaction with management and third parties, and regular Board performance evaluations. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules. We continually evaluate our corporate governance principles and policies to improve our performance.

Leadership Structure. FS Bancorp has separated the roles of Board Chair and Chief Executive Officer. The Board Chair, who is an independent director, leads the Board and presides at all Board meetings. The Board believes it is important to have an independent director in a Board leadership position and has had an independent Board Chair since FS Bancorp’s incorporation in 2011. Having an independent Board Chair enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Board Chair also serves as a liaison between the Board and senior management.

Executive Sessions. Board meetings are held regularly throughout the year. At the conclusion of Audit Committee meetings and Board meetings, the independent directors hold executive sessions.

Shareholder Communication. We are committed to open and ongoing dialog with our shareholders and we regularly seek feedback on a variety of issues, including business strategy, governance, executive compensation and any other topics shareholders wish to discuss. To this end, each year we engage with our shareholders in a variety of ways to obtain their feedback. In 2024, this engagement process included five in-person investor conferences, quarterly earnings calls and communication between our investor relations team and members of our senior management team and shareholders, as well as additional detail in our proxy to provide more insight for shareholders. At the investor conferences, senior management had one on one meetings with investors and asked questions similar to the following:

●	Do you have anything specific you want me to share with our Board of Directors?
●	Do you have any preferences related to capital distributions?
●	Do you have any additional information requests that you would like to see in our quarterly press releases?

The feedback remained consistent with prior years, with shareholders most commonly recommending stock repurchases and increasing the cash dividend and discussions on growth opportunities/acquisitions. FS Bancorp’s financial performance has supported ongoing share repurchases and dividends paid to shareholders. Subject to market and financial conditions, our preference is to maintain capital in order to support organic and growth through acquisitions, but in periods where our stock price is lower and excess capital allocated, share repurchases remain a viable option.

The Board of Directors welcomes communication from our shareholders. Shareholders may mail communications to the Board of Directors, FS Bancorp, Inc., 6920 220th Street SW, Mountlake Terrace, Washington 98043 or may email the President and Chief Financial Officer, Matthew Mullet, at mattm@fsbwa.com. Shareholders should indicate clearly the director or director(s) to whom the communication is being sent so that each communication may be forwarded appropriately.

Board Involvement in Risk Management Process. As part of its overall responsibility to oversee the management, business, and strategy of FS Bancorp, one of the primary responsibilities of our Board of Directors is to oversee the amounts and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies; ratification or approval of investments and loans exceeding specified thresholds; and regular review of risk elements such as interest rate risk exposure, liquidity, and problem assets. Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent registered public accounting firm and meets directly with the firm at various times during the year. Our management systems are designed to create a culture of safety, as well as emergency preparedness, and are reviewed on a regular basis to ensure our readiness.

Board Oversight of Information Security and Cybersecurity. As a financial institution, information security presents a significant operational and reputational risk. Accordingly, we take the protection of customer and business information very seriously. Our information security program is managed by the Chief Information Officer (“CIO”), who oversees a dedicated team. The team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture, and processes. The information/cyber security program is designed to protect the confidentiality, integrity, and availability of business and customer information. As part of this program, the CIO reports directly to the Audit Committee of the Board of Directors at least quarterly, and attends all Audit Committee meetings. Reports to the Audit Committee include information security and cybersecurity assessment results, business continuity, disaster recovery, incident response planning and testing, patch management program status, vendor management program status, and independent audit results. Reports also include updates on the status of projects to strengthen our information security systems and inform the Audit Committee of emerging cybersecurity threats. All information security-related policies are reviewed and approved annually by the Audit Committee. Our program is regularly evaluated by external cybersecurity experts, with evaluation results delivered directly to senior management and the Audit Committee.

We promote a culture of continuous learning that has resulted in a highly experienced information security team that holds advanced certifications and master’s degrees in cybersecurity. In addition to our own experienced information security team, we also partner with industry experts for managed security services such as threat intelligence gathering, firewall management, intrusion detection system monitoring, intrusion prevention services, and security information and event management monitoring to ensure protection around the clock. Highlights of the information and cybersecurity program include the following:

●	strong third-party vendor oversight;
●	advanced cybersecurity education for employees;
●	deployment of defense-in-depth strategy with multiple layers of controls to provide information protection;
●	engagement of third-party audit firms to conduct independent security assessments that include vulnerability assessments and penetration tests;
●	conduct new and ongoing security awareness training (as well as intermittent testing) for all teammates across the organization; and
●	follow all Federal Deposit Insurance Corporation, SEC, Nasdaq and State requirements for handling information security incidents.

Succession Planning. The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place not only for our Chief Executive Officer, but also for other members of senior management. The Board, Compensation Committee, Governance, Nominating and Culture Committee and the Chief Executive Officer regularly review senior management talent and succession planning. We have an ongoing relationship with independent consultants to assist us in ensuring we have a robust and active plan for succession planning. Additionally, we welcome candidates that represent the communities we serve.

Code of Business Conduct and Ethics and Whistleblower Policy. The Board of Directors has adopted the Code of Business Conduct and Ethics, which is designed to deter wrongdoing and to promote honest and ethical conduct in every respect. The Code addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code is applicable to each of our directors, officers, including the principal executive officer and senior financial officers, and employees and requires individuals to maintain the highest standards of professional conduct. A copy of the Code is available on our website at www.FSBWA.com. We provide annual training for all Board members and Bank staff on the Code of Business Conduct and Ethics, and monitor compliance with the Code on a regular basis. We comply with the Code in all of our business dealings and immediately address any issues.

We have a Whistleblower Policy which protects individuals who confidentially and anonymously bring to the attention of the Board Audit Committee any concerns related to matters covered by the Banks’s Code of Conduct and Ethics, violations of any provision of federal securities law and/or laws relating to fraud against shareholders, and any legal issues or accounting or audit matters. The Whistleblower Policy is available to all employees on 1st Security

Bank’s intranet. We also use EthicsPoint, a third-party website and hotline complaint service, and provide information as to the availability of that service. The EthicsPoint service is available on our website at www.FSBWA.com. It allows any person, including employees and clients, to report potential violations of our Code of Business Conduct and Ethics, as well as to ask for guidance on policies and procedures. Reports can be submitted anonymously. Every EthicsPoint report is automatically routed to the Bank’s Senior Vice President, Compliance Officer and/or the Chief Risk Officer. Both positions report directly to the Audit Committee of the Board of Directors. Within 30 days of receipt of any reported information, the designated individual(s) will complete a preliminary investigation or pass the issue onto a member of the executive team. Upon completion of the preliminary investigation, the designated individual(s) will forward the issue to the Board Audit Committee for their review.

Policies Governing Trading in FS Bancorp Securities. The Board of Directors has adopted an insider trading policy and procedures governing trading in the securities of FS Bancorp by its directors, officers and employees. The policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our Anti-Hedging and Anti-Pledging Policy and Insider Trading Policy prohibit hedging, derivatives, or any other speculative transactions involving FS Bancorp’s stock by all directors, officers, and employees. In addition, we prohibit our officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade, other than in connection with a Rule 10b5‑1 plan adopted in compliance with the policy. These individuals are also restricted from pledging FS Bancorp common stock to secure a loan or holding FS Bancorp’s securities in a margin account, except in exceptional circumstances and as approved in advance by a majority of the disinterested Board of Directors. As of the date of this proxy statement, no exceptions are noted. In addition to the policy and procedures, FS Bancorp also seeks to comply with all applicable securities laws when transacting in its own securities. The foregoing summary does not purport to be complete and is qualified in its entirety by our insider trading policy, a copy of which is available as Exhibit 19 to FS Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024.

Annual Meeting Attendance by Directors. All directors are shareholders of FS Bancorp. In 2024, Director Joseph P. Zavaglia attended the annual meeting of shareholders.

Corporate Responsibility

Workplace Culture. Our Vision Statement captures our culture: “To Build a Truly Great Place to Work and Bank.” The order of the words “work” and “bank” are intentional. We believe if you build a great place to work, it will by its nature become a great place to bank. Our Mission Statement is to “Live Our Core Values and ‘WOW’ Each Other and Our Customers Every Day.” There is extensive public company data available that shows companies with intentionally great work environments outperform companies with average corporate cultures. Our commitment to building a great workplace culture began in 2009. Not surprisingly, our financial performance has improved dramatically since we made that culture-focused commitment. The recognition, locally as well as nationally, that we have received over the years validate our decision to have a “people centric” culture that strives to hire and promote “Smart, Driven, Kind” teammates. Additionally, our workforce encourages and supports all forms of diversity including race, age, ethnicity, and gender. We are proud to have a truly great place to work and bank and are honored to receive peer recognition for our work including:

National Awards

●	BankDirector 2024 The Best U.S. Banks: Less Than $5 Billion (#22 of 119)
●	Top 50 Best-Performing US Community Banks of 2024 with $3B-$10B in assets
●	BankDirector 2022 Best Community Bank in the U.S.
●	BankDirector 2022 Best Leadership team in the U.S.
●	American Banker’s Best Banks to Work For (2017‑21, 2023)
●	5‑star bank rating by BauerFinancial
●	listed by Hovde Group as one of the High Performing Small Cap Bank
●	investment grade rated by Kroll at BBB for senior debt and BBB- for subordinated debt

State Awards

●	2024 Puget Sound Business Journal’s Best Workplaces – 8th consecutive year; ranked #8 in Extra Large category (over 250 employees)
●	Puget Sound Business Journal’s Top Corporate Philanthropists, medium companies (2019‑24)
●	Poulsbo Bank Branch Chamber of Commerce Business of the Year (Large Business) 2022
●	Port Townsend Bank Branch Best of 2023, Port Townsend Leader’s Readers’ Choice Awards #1 for Best Bank and Best Banker

Our Core Values. We hold ourselves accountable to our Core Values:

●	Relationship Driven – we strive to “WOW” (surprise, excite and delight) each other and our customers
●	Ethical – fair, honest, act with integrity
●	Lead by Example – maintain a positive attitude, show respect for others, have some fun
●	Accountable – we take our responsibilities seriously and we meet our commitments with urgency
●	Team Player – dependable, enthusiastic contributor to team success and to greater good of the Bank
●	Embrace Dreams – we encourage each other to reach for our dreams
●	Community Oriented – we actively support our communities and the Bank’s Community Reinvestment Act initiatives
●	Open and Honest Communication – always professional, responsive and timely
●	Diversity – we celebrate diversity and support equality for all

We conduct our business with respect for all people and the communities we serve. We are committed to our Core Values, which promote fair treatment for all people. We respect and support human rights and are committed to avoiding complicity in any human rights abuse. Accordingly, we consider potential social and environmental impacts when making business decisions and when managing our resources and infrastructure. A copy of our Core Values, Business Philosophy, Vision and Mission Statements are available on our website at www.FSBWA.com.

We are proactive in meeting the needs of our employees as well as the communities we serve. Our commitment to being a responsible and civic-minded community bank is demonstrated in our actions. The Board has a Governance, Nominating and Culture Committee that meets regularly and partners with the Bank to promote sustainability opportunities on all levels, including environmentally and socially.

We are committed to ongoing education to support compliance to achieve meaningful quantifiable environmental, social, and governance goals including:

●	providing 6,000 hours of community volunteer service;
●	providing a “Livable Minimum Wage” of $20/hour for all employees;
●	providing all employees 16 hours of paid volunteer time;
●	providing financial and volunteer support of The IF Project, which assists soon to be released inmates prepare for life after incarceration;
●	holding all-staff calls dedicated to keeping our teammates informed on all significant issues related to the Bank;
●	providing financial support of Community Reinvestment Act activities;
●	maintaining our workforce without lay-offs or furloughs (including throughout the pandemic);
●	adding jobs to our communities, representing a 20% increase since the start of the pandemic in March 2020; and
●

providing the Board of Directors with monthly education about industry developments, emerging topics and areas of concern, including environmental issues, social issues, emerging industry trends and Board-identified topics for deeper immersion.

We listen to our employees and their overall well-being, including work-place satisfaction and work-life balance. Our efforts to enhance employee satisfaction include:

●	implementing a stock purchase plan for our employees, directors, and consultants;
●	absorbing the significant increases in healthcare coverage since 2014 without passing on these annual increases caused by rising healthcare costs;
●	providing an education grant program of up to $5,000 per year so employees may pursue their educational dreams;
●	maintaining an Employee Satisfaction Task Force that allows employee concerns to be heard and addressed by management;
●	providing wellness and fitness challenge programs;
●	providing assistance to employees who are facing hardships; and
●	continuously evaluating offered benefits to meet the needs and preferences of our employees, including mental health care, mindfulness and meditation programs.

We appreciate the communities we serve and are committed to conducting business in a manner that is as environmentally responsible as practicable. We share in the responsibility of minimizing environmental impacts that we create, which includes better understanding and management of our environmental impacts and risks and ultimately decreasing our enterprise-wide carbon emission footprint. Our efforts in this regard include:

●	complying with all environmental laws and regulations;
●	electing to provide this proxy statement and the annual report electronically to reduce material waste and improve our environmental impact;
●

encouraging minimizing the consumption of energy, water, paper and other resources in our day-to-day operations in order to reduce greenhouse gas emissions, increase energy efficiency, reduce waste, and efficiently use natural resources;

●	facilitating workplace recycling;
●	providing paperless Board materials by posting to a secure portal;
●	committing to a hybrid work environment, resulting in reduced fuel consumption;
●	reducing vehicle mile travels and emissions to reduce our carbon footprint;
●	holding virtual Board meetings since 2020, reducing fuel consumption and emissions;
●	working with Indirect dealers who are overwhelmingly in industries that improve the environment such as solar, multiple pane windows, siding or roofing;
●

reviewing all potential loans with possible environmental challenges by a former Environmental Protection Agency biologist to ensure the loan will not trigger environmental liability for 1st Security Bank and to ensure our prospective customer is not buying something hazardous to their health (ground water, soil or vapor related health concerns);

●	working with our various public utility districts on energy efficiency initiatives;
●	obtaining a Green certification for our Montesano branch;
●	housing our critical technology infrastructure at the Sabey Datacenter, which has multiple sustainability initiatives, including:

o         LEED Gold Certification

o         Energy Star Certification

o         Green Lease Leaders

●	replacing our HVAC units with units that contain environmentally safe refrigerant and have 20% increased energy efficiency;
●	replacing fluorescent bulbs with LEDs, which use 75% less energy and last nine years longer than fluorescent bulbs, decreasing landfill waste;
●	installing light and movement sensors in several locations to conserve energy when the space is unoccupied;
●	participating in available recycling efforts;
●	adding filtered water coolers to all of our locations, reducing the use of disposal of plastic water bottles;
●	hiring more facility personnel to reduce fuel costs and emissions due to travel;

●	sponsoring Shred-IT events for many of the communities we serve;
●	going paperless where possible and training staff to help customers go paperless;
●	encouraging customers to make paperless deposits via mobile deposit;
●	purchasing recycled paper;
●	educating employees on environmental issues and the environmental effects of their activities; and
●	encouraging employees to participate and be invested in the Bank’s efforts (i.e. bike riding, working from home).

Our power provider purchases 80% of its power from the federal Bonneville Power Administration, the majority of which is generated by renewable hydroelectric projects. As we continue to improve our understanding of our enterprise-wide environmental impact, we will coordinate with partners and vendors to continue to improve our energy use, and waste and water management.

Transactions with Related Persons

1st Security Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with all customers prevailing at the time, other than those made under the Bank’s employee loan program, which is described below. Loans to directors and officers are made in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. These loans are reviewed by the Chief Credit Administrative Officer and Chief Credit Operations Officer, and are acted on by 1st Security Bank’s Board of Directors.

The employee loan program applies to a mortgage loan to purchase or refinance a home. Standard loan terms and underwriting qualifications apply, as do the following benefits: (1) a credit of 1% of the base loan amount will be given to offset our standard loan origination fee; (2) an owner-occupied transaction will also be given an additional credit of $1,395 to offset the processing fee; and (3) the wire transfer fee will be waived. The table below provides information regarding our directors and executive officers who had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the year ended December 31, 2024.

Name	Type of loan	Amount involved in the transaction ($)(1)	Amount outstanding at end of period ($)	Principal paid during the period ($)	Interest paid during the period ($)	Interest rate (%)(2)

Donn C. Costa	First mortgage	166,663	144,617	22,047	12,360	6.875

(1)	Consists of the largest amount of principal outstanding during the year.
(2)	Prevailing rate at time loan was made was 3.25%, with a .25% reduction for automatic payment.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that these decisions are based on considerations other than our best interests. Therefore, as a general matter and in accordance with our Code of Business Conduct and Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests. Accordingly, the Code requires the Board of Directors or a committee of the Board to review and, if appropriate, to approve or ratify any such transaction. If a Board member is a participant in the transaction, then that member is required to abstain from the discussion, approval or ratification process. After its review, the Board or committee will only approve or ratify those transactions that are in, or are not inconsistent with, our best interests, as determined in good faith.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2024, with the exception of Joseph C. Adams, who is our Chief Executive Officer and whose compensation is included in the section entitled “Executive Compensation.”

		Stock	Option	All other
	Fees earned or	awards	awards	compensation
Name	paid in cash ($)	($)(1)(2)	($)(1)(3)	($)(4)	Total ($)

Pamela M. Andrews	70,015	31,485	16,020	8,940	126,460
Marina Cofer-Wildsmith	69,575	31,485	16,020	7,804	124,884
Terri L. Degner (5)	71,335	73,465	37,905	1,750	184,455
Ted A. Leech	85,085	31,485	16,020	5,314	137,904
Michael J. Mansfield	67,210	31,485	16,020	8,483	123,198
Joseph P. Zavaglia	72,710	31,485	16,020	4,506	124,271
Margaret R. Piesik (6)	71,335	31,485	16,020	2,104	120,944

(1)

Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 20 of the Notes to Consolidated Financial Statements in FS Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2024.

(2)

Consists of an award of 750 shares of restricted stock on August 15, 2024, which vests on August 15, 2025. The directors had the following number of shares of restricted stock outstanding on December 31, 2024: Ms. Andrews, Ms. Cofer-Wildsmith, Mr. Leech, Mr. Mansfield and Mr. Zavaglia, 750 each; Ms. Degner, 1,750; and Ms. Piesik, 0.

(3)

Consists of an award of options to purchase 1,500 shares made on August 15, 2024, which vests on August 15, 2025. The directors had the following number of stock options outstanding on December 31, 2024: Ms. Andrews, 9,000; Ms. Cofer-Wildsmith, 14,560; Ms. Degner, 3,500; Mr. Leech, 14,560; Mr. Mansfield, 8,720; Mr. Zavaglia, 14,560; and Ms. Piesik, 14,560.

(4)	Consists of tax equivalent value of life insurance premiums, dividends on restricted stock, and the match from the 2022 Non-qualified Stock Purchase Plan.
(5)	Appointed to the 1st Security Bank Board of Directors effective January 1, 2024 and the FS Bancorp Board of Directors effective September 30, 2024.
(6)	Retired from the Board of Directors effective September 30, 2024.

Each director of FS Bancorp is also a director of 1st Security Bank. The directors received no additional compensation for attendance at any meeting of FS Bancorp’s Board of Directors during the year ended December 31, 2024. The directors are compensated for their service on 1st Security Bank’s Board of Directors. In 2024, non-employee directors of 1st Security Bank received a retainer of $3,850 per month, except for the Board Chair, who received $4,950 per month, for service on the Board. Directors also receive the following additional fees: for the committee chairs, an annual retainer of $3,960; Board meeting attendance fees of $825 for each meeting attended; and a committee meeting attendance fee of $550. 1st Security Bank’s Compensation Committee recommends to the Board of Directors the amount of fees paid for service on the Board. Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending board and committee meetings, industry conferences and continuing education seminars.

Stock Ownership Requirements. Stock ownership guidelines are a key vehicle for aligning the interests of officers and directors with those of our shareholders. Non-employee directors are required to maintain share ownership in FS Bancorp equal to at least two times their annual cash retainer, excluding committee fees. Directors who are also employees are governed by the guidelines applicable to officers, which are discussed below. Once the minimum ownership requirement is met, directors must maintain the required ownership amounts and compliance will be calculated annually. Each director is required to retain 50% of net after tax shares acquired upon the exercise of stock options or vesting of restricted stock until the stock ownership requirement is met. Exceptions may apply for donations of stock and for sales or divisions of property in the case of divorce, disability or death, or other limited circumstances.

Directors have three years from their appointment to the Board of Directors to comply with the applicable stock ownership requirement. Currently, all five of six non-employee directors have fulfilled the stock ownership requirement and the remaining non-employee director is expected to meet the stock ownership requirement within three years from appointment to the Board.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains 1st Security Bank’s executive compensation program for the named executive officers listed below. It also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2024.

Name	Title
Joseph C. Adams	Chief Executive Officer
Matthew D. Mullet	President and Chief Financial Officer
Shana Allen	Executive Vice President, Chief Information Officer
Ben Crowl	Executive Vice President, Chief Lending Officer
Kelli Nielsen	Executive Vice President, Chief Retail Banking Officer

Compensation Philosophy and Objectives

Our senior executives are integral to executing our strategic plan, driving performance that rewards all of our stakeholders, fostering our culture and achieving other 1st Security Bank objectives. Our executive compensation program is designed to support these objectives and is built on the following principles:

●

Competitive with our peers. Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

●

Performance-based on collective results. The amount of executive pay must make sense in the context of overall Bank financial performance as compared to goals set by the Board, industry averages and relevant peer groups.

●	Individual performance and contribution to the Bank. Our program must provide sufficient flexibility to allow for the recognition of individual differences in performance.

●

Alignment with shareholder interests. Executives should be compensated through pay elements (base salaries and short- and long-term equity incentives) designed to enhance shareholder value by making the Bank, which is our primary operating subsidiary, a driving force towards providing shareholders with a suitable rate of return on their investment.

●	Proper balance of risk to reward. Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

●	Commitment to culture. Our program must recognize the importance of building culture and teamwork as a significant long-term goal of the Bank.

Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Pay element	How it is paid	Purpose

Base salary	Cash (fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Bank to attract and retain critical executive talent.

Annual incentives	Cash (variable)	Reward executives for delivering on annual strategic objectives that drive our business strategy and contribute to the creation of shareholder value.

Long-term incentives	Equity (variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Bank’s retention strategy.

Say-on-Pay, Shareholder Engagement and Board Responsiveness

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. Over 95% of the votes cast on the say-on-pay vote at the 2024 annual meeting of shareholders supported our executive compensation decisions. We also take into account the feedback we receive from our shareholders during regular investor meetings, at which we always encourage an open dialogue and actively probe for questions, concerns and perspectives on our strategy and performance, governance, executive compensation and other important business matters. The shareholders with whom we have had discussions on compensation have been supportive of our plan, which has a high correlation between performance and pay. We remain committed to keeping an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives and, as we continue to grow, we will continue to enhance our outreach efforts related to shareholder questions.

Best Compensation Practices and Policies

We believe the following practices and policies promote sound compensation governance, and are in the best interests of our shareholders and executives:

What We Do		What We Do Not Do
✔	Pay for performance	✘	No tax gross-ups
✔	Engage independent compensation consultant	✘	No significant perquisites for executives
✔	Review compensation programs for risk	✘	No supplemental executive retirement plan
✔	Annual say-on-pay vote	✘	No repricing of stock options
✔	Maintain stock ownership guidelines for executives and non-employee directors	✘	No equity grants below 100% of fair market value without shareholder approval
✔	Double trigger required for accelerated vesting of equity awards under the 2018 Equity Incentive Plan and the proposed 2025 Equity Incentive Plan	✘	No dividends paid on unvested restricted stock
✔	Restrict executive officers and directors from engaging in hedging and pledging transactions with respect to FS Bancorp stock
✔	Annual shareholder communication

The Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee, which is comprised of independent directors, oversees the executive compensation program for our named executive officers. The Committee works very closely with an independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year. The Committee makes all final compensation and equity award decisions regarding our named executive officers, except for the Chief Executive Officer, whose compensation is determined by the independent members of the Board of Directors, based upon recommendations of the Compensation Committee. The Chief Executive Officer is not present during voting or deliberations on his compensation.

The Role of Management. Members of our management team attend regular meetings where executive compensation, corporate and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members are allowed to vote on decisions regarding named executive officer compensation. The Chief Executive Officer reviews his recommendations pertaining to all executives’ pay with the Compensation Committee, which provides transparency and oversight. Decisions on non-named executive officer pay are made by the Chief Executive Officer.

The Role of the Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer is retained by, and reports directly to, the Compensation Committee, and provided no other services to FS Bancorp in 2024. [Please confirm] Based on standards promulgated by the SEC and Nasdaq to assess compensation advisor independence, as well as the analysis conducted by Pearl Meyer in its independence review, the Compensation Committee has concluded that Pearl Meyer is an independent and conflict-free advisor to the Committee.

The Role of Peer Group Companies. The Compensation Committee strives to establish a competitive level of total compensation for each named executive officer as compared with executive officers in similar positions at peer companies. To support its decisions, the Compensation Committee periodically reviews compensation data from public filings of a selected peer group, consisting of financial institutions with total assets ranging from 0.75 to 2.5 times those of FS Bancorp. Additionally, the Compensation Committee considers industry compensation surveys reflecting financial institutions of similar size and banking business operations. The Compensation Committee determined that the peer group established for purposes of setting pay for 2023 remained appropriate for purposes of setting pay for 2024.

Alerus Financial Corporation	Home Bancorp, Inc.
Bank of Marin Bancorp	HomeTrust Bancshares, Inc.
BayCom Corp	Independent Bank Corporation
Camden National Corporation	Mercantile Bank Corporation
CapStar Financial Holdings, Inc.	Meridian Corporation
Coastal Financial Corporation	Northrim BanCorp, Inc.
First Northwest Bancorp	Sierra Bancorp
Five Star Bancorp	Timberland Bancorp, Inc.
HarborOne Bancorp, Inc.	Waterstone Financial, Inc.

Market data is not the sole determinant in setting pay levels for our executive officers. The Compensation Committee also considers corporate and individual performance and the nature of an individual’s role within FS Bancorp, as well as the individual’s experience and contributions to their current role when making its compensation-related decisions.

2024 Executive Compensation Program

Base Salary. Our objective is to provide base salaries that are competitive within the financial services industry and reasonable as compared to our peers. We also consider the executive’s abilities, experience and tenure and our overall ability to pay. The Board recognizes that in order to attract and retain highly qualified executives, we have to compete with larger institutions with a greater ability to pay and that to acquire such candidates, we must sometimes offer base salaries higher than survey ranges for peer banks. The Compensation Committee is charged with final oversight of base pay offered to senior executive candidates and will consider all of the factors described above before approving any out-of-market salary offer.

The Compensation Committee’s standard practice is to review the base salaries of our most highly compensated employees every two years. Not all of the executives have the same performance review period. As a result, two of our five named executive officers did not receive a salary review and a base salary increase in 2024.

	2024 base	2023 base	Percentage
Officer	salary ($)	salary ($)	increase

Joseph C. Adams	590,000	525,000	12.38%
Matthew D. Mullet	425,000	346,500	22.66%
Shana Allen	245,000	245,000	--
Ben Crowl	245,000	245,000	--
Kelli Nielsen	243,000	225,000	8.00%

Mr. Adams’s increase was as a result of his leadership with respect to the Bank’s strong financial performance, risk management, succession planning efforts, and the commitment to the Bank’s culture. Mr. Mullet’s increase was based on his promotion to President.

Annual Incentive Compensation. The 2024 annual cash incentives provided our named executive officers the opportunity to earn a performance-based award. Actual award payouts depend on the achievement of quantitative and qualitative performance objectives. Target award opportunities are expressed as a percentage of base salary, based on the named executive officer’s position and salary, as follows:

	2024 base	Target award opportunity	Target award
Officer	salary ($)	(as a % of base salary)	opportunity ($)

Joseph C. Adams	590,000	50%	295,000
Matthew D. Mullet	425,000	50%	212,500
Shana Allen	245,000	40%	98,000
Ben Crowl	245,000	40%	98,000
Kelli Nielsen	243,000	40%	97,200

Annual cash incentives are intended to reward both incremental improvement and continued strong performance. Accordingly, when making final award decisions, the Compensation Committee takes a holistic view of performance results and considers the following key factors:

●	comparison to peers (relative financial performance);
●	financial performance compared to prior year and budget expectations;
●	general economic conditions and degree of difficulty in attaining target levels;
●	non-recurring events, whether positive or negative;
●	input from the Chief Executive Officer on the individual performance of the other named executive officers; and
●	an executive’s support and commitment to the Bank’s culture and to ensuring the Bank is in compliance with regulatory requirements and guidelines.

In addition to the compensation peer group described above, the Compensation Committee uses various other groups of competitors against which it tracks and assesses our relative performance to ensure a balanced perspective (i.e., regulatory, business/strategy mode, geographic, etc.). The financial and strategic goals are not individually weighted.

The Compensation Committee may use its business judgement to increase or decrease the recommended bonuses based on all available information, including performance to peers, individual performance and any other relevant factor. Awards may be paid only if the following conditions are met: (1) the most recent regulatory examination(s) must be satisfactory or better; (2) bonus expense cannot cause 1st Security Bank to fall below the well-capitalized level set by regulators; (3) payment of bonuses cannot cause the Bank to fall outside regulatory guidance on liquidity; (4) there must have been a matching contribution by FS Bancorp to the Bank’s 401(k) plan; and (5) dividends must have been declared and paid to shareholders during the plan year.

2024 Results and Award Payouts. For 2024, actual annual incentive award payouts were based on a combination of specific financial results and strategic achievements as assessed by the Compensation Committee.

Financial results for 2024 included the following:

●	Net interest income before provision expense of $123.1 million for 2024, compared to $123.3 million for 2023;
●	Net income of $35.0 million for 2024, compared to $36.1 million for 2023;
●	Net interest margin of 4.30% for 2024, compared to 4.48% for 2023;
●	Excluding brokered deposits, deposits increased $105.2 million, or 5.0%, from $2.09 billion at year-end 2023 to $2.20 billion at year-end 2024;
●	Continued focus on strong asset quality with only 0.45% of assets at the end of 2024 classified as nonperforming, a slight increase from 0.37% at year-end 2023;
●	Book value per share of $38.26 at year-end 2024, compared to $34.36 at year-end 2023;
●	Increased cash dividends paid to shareholders to $1.06 per share in 2024 from $1.00 per share in 2023, a 6% annual increase;
●	Tangible book value growth of 13.8% in 2024, growing tangible book value to $36.02 from $31.64; and
●	Growing Shareholder Equity by $31.3 million to $295.8 million from $264.5 million and the Common Equity Ratio to 9.76% at year-end 2024 from 8.90% at year-end 2023.

Book Value Per Share

Key strategic and human capital achievements for 2024 included the following:

●	ranked #8 in the Extra Large category by Puget Sound Business Journal as Washington’s Best Workplaces;

●	top 50 Best-Performing US Community Banks of 2024 with $3-10B in assets; and
●	donated over $310,000 to local food banks during our annual food drive in all the communities we serve.

The financial and strategic achievements highlighted above underscore the executive team’s strong performance in a challenging operating environment. Despite headwinds from rising interest rates and a more cautious lending environment, management maintained solid margins, grew tangible book value and shareholder equity, and upheld a disciplined focus on asset quality, cost control, and long-term value creation. In light of these results and individual contributions, and as shown in the table below, the Compensation Committee approved annual incentive awards for the named executive officers ranging from 69% to 100% of base salary. These awards are consistent with FS Bancorp’s pay-for-performance philosophy and recognize the team’s effective leadership in delivering results for shareholders, employees, and the communities we serve.

	Target award opportunity	Target award	Actual Award
Officer	(as a % of base salary)	opportunity ($)	(as a % of base salary)	Actual Award ($)

Joseph C. Adams	50%	295,000	87.5%	516,000
Matthew D. Mullet	50%	212,500	87.5%	371,000
Shana Allen	40%	98,000	100.0%	245,000
Ben Crowl	40%	98,000	69.3%	170,000
Kelli Nielsen	40%	97,200	70.0%	170,000

Long-Term Equity Incentive Plan

In 2018, our Board of Directors unanimously adopted, and shareholders approved, the FS Bancorp, Inc. 2018 Equity Incentive Plan. The purposes of the plan are: (1) to promote the long-term growth and profitability of FS Bancorp; (2) to attract and retain individuals of outstanding competence; and (3) to provide participants with incentives that are closely linked to the interests of all shareholders of FS Bancorp. Stock-based award grants align the interests of executives with those of shareholders. When FS Bancorp performs well, executives are rewarded along with other shareholders. We believe that stock-based awards are of great value in recruiting and retaining highly qualified personnel who are in great demand.

The table below shows the long-term equity incentive award values granted to each of the named executive officers on August 19, 2024.

Officer	Restricted Stock ($)	Stock Options ($)	Total Grant Date Fair Value ($)

Joseph C. Adams	293,860	160,860	454,720
Matthew D. Mullet	209,900	114,900	324,800
Shana Allen	104,950	57,450	162,400
Ben Crowl	104,950	57,450	162,400
Kelli Nielsen	83,960	45,960	129,920

Stock options provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive shareholder value creation because they only provide value to the named executive officers if the price of FS Bancorp’s stock appreciates over time. Specifically, the value of the award depends on the price of FS Bancorp’s common stock in the future as compared to the exercise price of the options granted. There can be no assurance that any value will be realized. Stock options typically vest in 20% increments on each of the first five anniversaries of the date of grant. These stock options are also contingent upon the continued employment of the named executive officer through each vesting date. Termination of employment for any reasons other than death, disability or a change in control results in the forfeiture of any unvested options.

Restricted stock awards are intended to provide the named executive officers with the economic equivalent of a direct ownership interest in FS Bancorp during the vesting period and provide us with significant retention security regardless of post-grant share price volatility. Grants of restricted stock awards vest in 20% increments on each of the first five anniversaries of the date of grant. Termination of employment for any reasons other than death, disability or a change in control results in the forfeiture of any unvested shares. More information about equity awards made during 2024 is set forth in the Grants of Plan-Based Awards and Outstanding Equity Awards tables that follow.

Other Benefits

401(k) Plan. 1st Security Bank offers a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. Generally, all employees, as of the first day of the month following the commencement of employment, who have attained age 18, are eligible to make 401(k) contributions. During 2024, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 90% of their annual salary, up to a maximum of $23,000. In addition, participants who have attained age 50 may defer an additional $7,500 annually as a 401(k) “catch-up” contribution. All contributions made by participants are either before-tax contributions or after-tax “Roth 401(k) contributions,” as elected by the participant. We have the ability to match 401(k) contributions. During 2024, we matched 100% of participant contributions up to 3% of the participant’s annual salary and 50% of participant contributions on the next 2% of the participant’s annual salary. We may also make a discretionary profit-sharing contribution under the 401(k) Plan, though no such contribution was made in 2024. All participant 401(k) contributions and earnings, as well as all matching and profit-sharing contributions and earnings, are fully and immediately vested.

ESPP. In May 2022, we adopted the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan (“ESPP”), which was approved by shareholders at the annual meeting of shareholders. The ESPP provides employees, directors and independent contractors of FS Bancorp, Inc. and designated subsidiaries (collectively, “service providers”) with an opportunity to purchase up to $28,000 worth of FS Bancorp common stock annually with FS Bancorp providing a 25% matching stock purchase (up to $7,000 annually). The ESPP offers a convenient means for employees and specified service providers who might not otherwise purchase and hold our common stock to do so, and for the matching stock purchase feature to provide a meaningful incentive to participate. We believe that our employees and specified service providers’ continuing economic interest, as shareholders, in our performance and success will contribute to our long-term success. 1st Security Bank provided $214,774 in matching contributions in 2024.

General Benefits and Perquisites. Our named executive officers only receive typical perquisites such as medical and dental benefits, group term life insurance, and short- and long-term disability protection. They do not receive any special perquisites such as golf memberships, etc.

Other Policies and Guidelines

Stock Ownership Requirements. Stock ownership guidelines are a key vehicle for aligning the interests of management with those of our shareholders. Executive officers must own FS Bancorp common stock, based on the value of FS Bancorp common stock as a multiple of base salary.

Position	Stock value as a multiple of base salary
Chief Executive Officer	3x
Executive officer (other than CEO)	1x

Shares counted toward the stock ownership requirement include those held directly or through a broker, shares held in the Employee Stock Ownership Plan, the 401(k) Plan, vested stock options and restricted stock with time-based vesting. Once the minimum ownership requirement is met, officers must maintain the required ownership amounts and compliance will be calculated annually. Each director and executive officer is required to retain 50% of net after tax shares acquired upon the exercise of stock options or vesting of restricted stock until the stock ownership requirement is met. Exceptions may apply for donations of stock and for sales or divisions of property in the case of divorce, disability or death, or other limited circumstances.

Executive officers have five years from their appointment to comply with the applicable stock ownership requirement. All of the named executive officers were in compliance with these guidelines as of December 31, 2024.

Clawback Policy. FS Bancorp, Inc. has maintained a clawback policy since 2012. The policy provides the Board with the authority to withhold and/or recoup bonuses based on the occurrence of one or more of the following:

●	Fraud as determined by internal or external audit or examination. The policy defines fraud as any intentional deception made for personal gain or to damage 1st Security Bank or another person.
●	A material error occurred in the financial statements requiring restatement.
●

A loss or other injury to FS Bancorp’s or 1st Security Bank’s reputation triggered by a participant taking one or more imprudent risks. Examples include making an out-of policy loan without proper approvals, investing in inferior grade securities to gain a higher return rate or approving significant loan production that ultimately requires the Bank to suffer substantial financial losses which should have been foreseen through proper due diligence. Note that the taking of the imprudent risk is in and of itself grounds to trigger the claw-back. Actual monetary loss is not a requirement under this policy.

●	Violation of FS Bancorp and 1st Security Bank’s Code of Ethics.
●	Violation of 1st Security Bank’s Core Values.

The policy was updated in 2023 to provide for the recovery of erroneously awarded incentive-based compensation pursuant to Section 10D of the Securities Exchange Act, Rule 10D-1 under Section 10D and Nasdaq Listing Rule 5608.

Practices Related to the Grant of Certain Equity Awards

FS Bancorp maintains a structured equity grant timing process designed to ensure compliance with applicable securities laws, corporate governance best practices, and the avoidance of material nonpublic information in granting equity awards. The Compensation Committee approves all equity grants, including stock options and restricted stock awards, on a predetermined schedule, with grant dates set in advance to occur outside of blackout periods and when FS Bancorp is not in possession of material nonpublic information.

Stock option exercise prices are set at the closing price of FS Bancorp’s common stock on the grant date, in accordance with FS Bancorp’s equity plan and applicable securities regulations. This process is designed to prevent any appearance of opportunistic grant timing and to ensure that equity awards are made in a manner that reflects long-term shareholder value creation. By adhering to a fixed grant schedule and robust governance framework, FS Bancorp reinforces its commitment to transparency, fairness, and regulatory compliance in equity compensation practices.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amounts of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid over $1 million in any taxable year to the Chief Executive Officer and the other “covered employees” as defined in the rule. Under the tax laws in effect before 2018, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was deductible without regard to this limitation. Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 generally eliminated the performance-based exemption, subject to a special rule that grandfathers certain awards and agreements that were in effect on November 2, 2017. While considering tax deductibility as only one of several considerations in determining compensation, the Compensation Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to FS Bancorp that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Compensation Risk Review

It is our belief that a significant portion of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Bank’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of FS Bancorp and its shareholders. Therefore, the Compensation Committee annually reviews all plans and policies (applicable to executives and employees below the executive level) for attributes that could cause excessive risk-taking. We believe our programs and policies do not encourage excessive risk-taking because: (1) the salary component of our program is a fixed amount; (2) a significant element of our executive officers’ compensation is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; and (3) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics. The risk-mitigating characteristics of the incentive plans include (1) award payouts based on the attainment of various and continually evolving corporate financial objectives which diversify risks associated with a single indicator of performance, (2) equity-based incentives encourage a longer-term focus, (3) risk-mitigating policies such as insider trading and hedging prohibitions and clawbacks,and (4) review and approval of final awards by the Compensation Committee (and the independent members of the full Board in the case of the Chief Executive Officer), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Compensation Committee:	Michael J. Mansfield (Chair)
Marina Cofer-Wildsmith
Ted A. Leech
Joseph P. Zavaglia

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2023, 2022 and 2021.

				Stock	Option	All Other
				Awards	Awards	Compensa-
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(2)	tion ($)(3)	Total ($)

Joseph C. Adams	2024	550,375	516,000	293,860	160,860	42,127	1,563,222
Chief Executive Officer	2023	525,000	460,000	199,745	148,590	40,033	1,373,368
	2022	494,904	450,000	232,050	160,650	27,224	1,364,828

Matthew D. Mullet	2024	377,145	371,000	209,900	114,900	29,372	1,102,318
President and Chief Financial	2023	346,500	303,500	122,920	91,440	26,811	891,171
Officer	2022	330,000	280,000	139,230	96,390	20,321	865,941

Shana Allen (4)	2024	245,000	245,000	104,950	57,450	15,993	668,393
Chief Information Officer	2023	245,000	171,500	76,825	57,150	13,207	563,682

Ben Crowl (5)	2024	245,000	170,000	104,950	57,450	19,985	597,385
Executive Vice President
Chief Lending Officer

Kelli Nielsen (4)	2024	232,027	170,000	83,960	45,960	21,590	553,537
Executive Vice President,	2023	225,000	160,000	58,387	43,434	19,689	506,510
Chief Retail Banking Officer

(1)

Consists of the annual incentive award and the performance award described above under “Compensation Discussion and Analysis – 2024 Executive Compensation Program – Annual Incentive Compensation” and “–Performance Award and Non-Competition Agreement.”

(2)

Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 20 of the Notes to Consolidated Financial Statements in FS Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2024.

(3)	For 2024, consists of the following:

	401(k) match	ESPP	Life insurance	Dividends on
	($)	contribution ($)	premiums ($)	restricted stock ($)

Joseph C. Adams	13,800	6,000	990	21,337
Matthew D. Mullet	13,800	2,750	784	12,038
Shana Allen	13,800	669	1,004	520
Ben Crowl	13,800	600	514	5,071
Kelli Nielsen	13,800	150	756	6,884

(4)	Not a named executive officer in 2022.
(5)	Not a named executive officer in 2023 or 2022.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for 2024.

		All other stock	All other option
		awards: Number of	awards: Number of	Exercise or base	Grant date fair
	Grant	shares of stock or	securities underlying	price of option	value of stock and
Name	date	units (#)(1)	options (#)(1)	awards ($/Sh)	option awards (2)

Joseph C. Adams	8/15/2024	7,000	14,000	41.98	454,720
Matthew D. Mullet	8/15/2024	5,000	10,000	41.98	324,800
Shana Allen	8/15/2024	2,500	5,000	41.98	162,400
Ben Crowl	8/15/2024	2,500	5,000	41.98	162,400
Kelli Nielsen	8/15/2024	2,000	4,000	41.98	129,928

(1)	Awards vest in equal installments of 20% per year beginning on August 15, 2025.
(2)

Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 20 of the Notes to Consolidated Financial Statements in FS Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2024.

Outstanding Equity Awards

The following table shows information regarding outstanding equity awards as of December 31, 2024 for the named executive officers.

	Option Awards (1)					Stock Awards (1)
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Grant	Options (#)	Options (#)	Exercise	Expira-	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Price ($)	tion Date	Vested (#)	Vested ($)(2)

Joseph C. Adams	08/14/20	--	5,760	21.35	08/14/30
	08/13/21	14,400	9,600	35.46	08/13/31
	08/15/22	9,000	13,500	30.94	08/15/32
	08/15/23	3,900	15,600	30.73	08/15/33
	08/15/24	--	14,000	41.98	08/15/34	21,820	895,929

Matthew D. Mullet	08/14/20	--	3,090	21.35	08/14/30
	08/13/21	9,000	6,000	35.46	08/13/31
	08/15/22	5,400	8,100	30.94	08/15/32
	08/15/23	2,400	9,600	30.73	08/15/33
	08/15/24	--	10,000	41.98	08/15/34	13,930	571,966

Shana Allen	08/15/23	1,500	6,000	30.73	08/15/33
	08/15/24	--	5,000	41.98	08/15/34	4,500	184,770

Ben Crowl	08/15/19	748	--	24.37	08/15/29
	08/15/20	928	928	21.35	08/14/30
	08/15/21	1,968	1,312	35.46	08/13/31
	08/15/22	1,320	1,980	30.94	08/15/32
	08/15/23	1,500	6,000	30.73	08/15/33
	08/15/24	--	5,000	41.98	08/15/34	6,610	271,407

Kelli Nielsen	08/15/18	9,600	--	29.30	08/15/28
	08/15/19	5,680	--	24.37	08/15/29
	08/14/20	5,632	1,408	21.35	08/14/30
	08/13/21	3,870	2,580	35.46	08/13/31
	08/15/22	2,322	3,483	30.94	08/15/32
	08/15/23	1,140	4,560	30.73	08/15/33
	08/15/24	--	4,000	41.98	08/15/34	6,245	256,420

(1)	Awards vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date.
(2)	Amounts are based on FS Bancorp’s common stock closing price of $41.06 on December 31, 2024.

Option Exercises and Stock Vested

The following table shows the value realized upon the exercise of stock options and the vesting of stock awards for the named executive officers during the year ended December 31, 2024.

	Option awards		Stock awards
	Number of shares	Value realized on	Number of shares	Value realized on
Name	acquired on exercise (#)	exercise ($)	acquired on vesting (#)	vesting ($)

Joseph C. Adams	92,640	1,912,757	7,920	332,482
Matthew D. Mullet	31,320	555,343	4,560	191,429
Shana Allen	--	--	500	20,990
Ben Crowl	5,776	125,487	1,996	83,792
Kelli Nielsen	--	--	2,469	103,649

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death. In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of December 31, 2024, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

			Involuntary	Change in
	Death ($)	Disability ($)	Termination ($)	Control ($)

Joseph C. Adams
Severance Agreement	--	--	1,180,000	1,180,000
Equity Awards (1)	1,348,107	1,348,107	--	1,348,107

Matthew D. Mullet
Change of Control Agreement	--	--	--	425,000
Equity Awards (1)	838,410	838,410	--	838,410

Shana Allen
Change of Control Agreement	--	--	--	245,000
Equity Awards (1)	242,150	242,150	--	242,150

Ben Crowl
Change of Control Agreement	--	--	--	245,000
Equity Awards (1)	374,462	374,462	--	374,462

Kelli Nielsen
Change of Control Agreement	--	--	--	243,000
Equity Awards (1)	377,292	377,292	--	377,292

(1)	Amounts are based on FS Bancorp’s common stock closing price of $41.06 on December 31, 2024.

Severance Agreement for Chief Executive Officer. 1st Security Bank entered into a severance agreement with Mr. Adams. The agreement provides that if (1) the Bank terminates Mr. Adams’ employment other than for cause, (2) Mr. Adams terminates his employment for “good reason” or (3) there is a change in control of the Bank, Mr. Adams would be entitled to receive from the Bank a lump sum payment equal to 24 months of his base compensation. “Good reason” means any one or more of the following: (1) reduction of Mr. Adams’ salary or elimination of any significant compensation, unless generally applicable to similarly-situated employees; (2) assignment to Mr. Adams without his consent any authorities or duties materially inconsistent with his position as of the date of the severance agreement; and (3) a relocation or transfer that would materially increase Mr. Adams’ commute.

Change of Control Agreements. 1st Security Bank entered into change in control agreements with Mr. Mullet, Ms. Allen, Mr. Crowl and Ms. Nielsen. These agreements provide that if there is a change in control of the Bank during the term of the agreement, the executive will be entitled to a severance payment if the executive suffers an involuntary termination within six months preceding or twelve months following the change in control. The severance payment will be twelve months of the executive’s then current salary, paid in a lump sum within 45 days of the termination. “Involuntary termination” means (1) termination of the executive’s employment other than for cause, (2) a reduction of the executive’s base salary, unless generally applicable to all senior officers of the Bank (any reduction for Mr. Mullet), (3) a material adverse change in the executive’s benefits, contingent benefits or vacation, unless generally applicable to all senior officers of the Bank, (4) a relocation of more than 20 miles from Mountlake Terrace, Washington (50 miles for Mr. Mullet) or (5) a material demotion of the executive, including but not limited to a material diminution of the executive’s title, duties or responsibilities. Receipt of the severance payment is conditioned upon the executive signing a severance agreement containing a comprehensive release of claims.

Equity Awards. The 2013 Equity Incentive Plan and the 2018 Equity Incentive Plan provide for acceleration of awards if a recipient of an award terminates service early as a result of death or disability. The 2013 Equity Incentive Plan also provides that in connection with an actual change in control, all unexercisable options will become fully exercisable and all unvested awards of restricted stock will vest in full. The 2018 Equity Incentive Plan provides that if a change in control occurs prior to the vesting date of an award that is outstanding on the change in control date, and the participant experiences an involuntary separation from service, other than a termination for cause, during the 365‑day period following the change in control date, then the vesting date for such non-vested outstanding award will be accelerated to the date of the participant’s involuntary separation from service. However, if upon a change in control the successor to FS Bancorp either does not assume the outstanding award or replace it with an award that is determined by the Compensation Committee to be at least equivalent in value to the outstanding award on the change in control date, then the vesting date of such outstanding award will be accelerated to the change in control date.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Mansfield, Cofer-Wildsmith, Leech and Zavaglia. No members of this Committee were officers or employees of FS Bancorp or its subsidiaries during the year ended December 31, 2024 or as of March 21, 2025, nor were they formerly officers or had any relationships otherwise requiring disclosure.

Chief Executive Officer Pay Ratio

In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the SEC adopted Item 402(u) of Regulation S-K, requiring annual disclosure of the ratio of the annual total compensation of the Chief Executive Officer to the median employee’s annual total compensation. For 2023, this information is as follows:

Mr. Adams, Chief Executive Officer, annual total compensation:	$1,563,222
Median employee annual total compensation:	$57,107
Ratio of Chief Executive Officer to median employee compensation:	27 to 1

In determining the median employee, we used a listing of all full-time employees, excluding our Chief Executive Officer, as of December 31, 2024. To identify our median employee, we used the reported W‑2 income for 2024 of all full-time employees, including 401k and ESPP matching contributions, as our consistently applied compensation measure.

As a result of the flexibility permitted by Item 402(u), the method we used to determine our median employee may differ from the methods used by our peers, so the ratios may not be comparable.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our principal executive officer (“PEO”), Mr. Adams, and the named executive officers (“NEOs”) excluding Mr. Adams (non-PEO NEOs) and certain financial performance metrics of FS Bancorp using the methodology that has been prescribed by the SEC. Refer to the Compensation Discussion and Analysis in this proxy statement for a complete description of how executive compensation relates to Bank performance and how the Compensation Committee makes its decision.

					Value of Initial Fixed $100 Investment Based on:
			Average Summary Compensation Table Total for non-PEO NEOs ($)(1)
	Summary Compensation Table Total for PEO ($)(1)			Average Compensation Actually Paid to non-PEO NEOs ($)(2)		Peer Group Total Shareholder Return ($)(3)
					Total Shareholder Return ($)(3)
		Compensation Actually Paid to PEO ($)(2)					Net Income ($ in millions)	Return on Assets (%)(4)

Year

2024	1,563,222	1,914,920	730,408	1,415,125	145.99	132.44	35.0	1.18
2023	1,373,368	1,330,694	630,571	852,623	127.73	112.03	36.1	1.27
2022	1,364,828	1,246,692	562,879	453,130	111.93	111.47	29.6	1.22
2021	1,876,843	2,345,458	1,362,986	1,921,658	109.28	126.43	37.4	1.71
2020	1,801,481	1,322,596	1,611,519	1,248,859	87.58	90.82	39.3	2.02

(1)

The PEO for each year is Joseph C. Adams. The non-PEO NEOs for 2024 are Matthew D. Mullet, Shana Allen, Ben Crowl and Kelli Nielsen. The non-PEO NEOs for 2023 are Matthew D. Mullet, Donn C. Costa, Shana Allen, Kelli Nielsen and Dennis V. O’Leary. The non-PEO NEOs for 2022 are Matthew D. Mullet, Dennis V. O’Leary, Robert B. Fuller and Donn C. Costa. In 2021 and 2020, FS Bancorp was a smaller reporting company. The non-PEO NEOs for 2021 are Dennis V. O’Leary and Donn C. Costa. The non-PEO NEOs for 2020 are Matthew D. Mullet and Donn C. Costa.

(2)

The following amounts were deducted from/added to summary compensation table total compensation in accordance with the SEC-mandated adjustments to calculate compensation actually paid for the year ended December 31, 2024. The fair value of stock awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

	PEO ($)	Average for non-PEO NEOs ($)
Summary compensation table total	1,563,222	730,408
Deduct grant date fair value of equity awards granted in fiscal year	(454,652)	(618,611)
Add fair value at fiscal year end of outstanding and unvested equity awards granted in fiscal year	454,285	778,774
Add change in fair value of outstanding and unvested equity awards granted in prior fiscal years	213,311	296,820
Add change in fair value as of vesting date of equity awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	138,754	227,734
Compensation actually paid	1,914,920	1,415,125

(3)	Total Shareholder Return (“TSR”) assumes $100 invested in FS Bancorp common stock and the S&P U.S. SmallCap Banks Index on December 31, 2019 with all dividends reinvested.
(4)	We determined that return on assets is the most important financial measure used to link compensation actually paid to our NEOs for the most recently completed fiscal year to company performance.

Most Important Financial Performance Measures. As required by the SEC’s rules, the following is a list of the most important financial measures used to link “compensation actually paid” to our performance. The roles of each of these performance measures in our executive compensation programs is more thoroughly discussed in the Compensation Discussion and Analysis in this proxy statement, along with a description of how executive compensation relates to our performance and how the Compensation Committee makes its decisions.

●	Net Income
●	Net Interest Margin
●	Efficiency Ratio
●	Return on Assets
●	Relative Total Shareholder Return

Descriptions of the Information Presented in the Pay Versus Performance Table. The illustrations below compare “compensation actually paid” (as calculated in accordance with the SEC’s rules) and the following measures:

●	FS Bancorp’s cumulative TSR and the peer group’s cumulative TSR;
●	FS Bancorp’s Net Income; and
●	FS Bancorp’s Return on Assets.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of FS Bancorp’s executives as disclosed in this proxy statement. The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of FS Bancorp’s named executive officers as disclosed in the compensation tables and related material in the proxy statement for the 2025 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, consider the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of FS Bancorp and 1st Security Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives. The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd‑Frank Act, we were required to include in the proxy statement for the 2019 annual meeting of shareholders a non‑binding shareholder vote to consider the timing of future shareholder votes on executive compensation. Shareholders voted in favor of holding an annual vote on executive compensation and the Board of Directors determined to adopt an annual frequency. The Dodd‑Frank Act requires that shareholders be permitted to vote on the frequency of future votes on executive compensation at least once every six years. Accordingly, we are including in this proxy statement and presenting at this year’s annual meeting a non‑binding shareholder vote to consider the timing of future shareholder votes on executive compensation. This proposal gives shareholders the opportunity to vote on whether a resolution to approve the compensation of our named executive officers should be presented to shareholders every year, every two years or every three years, or to abstain from voting.

The Board of Directors believes that a resolution to approve the compensation of our named executive officers should be presented to shareholders every year because the Board is committed to strong corporate governance and an annual cycle provides for the greatest accountability to our shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It also will not affect when the shareholders will be asked to vote on executive compensation in future years. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering when to present shareholders with a resolution to approve executive compensation.

The Board of Directors recommends that you vote for conducting an advisory vote on executive compensation EVERY YEAR.

AUDIT COMMITTEE MATTERS

The Audit Committee operates pursuant to a charter approved by our Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, the system of internal controls established by management and the audit process. The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management of FS Bancorp.

The Audit Committee of the FS Bancorp Board of Directors reports as follows with respect to FS Bancorp’s audited financial statements for the fiscal year ended December 31, 2024:

●	The Audit Committee has reviewed and discussed the 2024 audited financial statements with management;

●

The Audit Committee has discussed with the independent registered public accounting firm, Moss Adams LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

●

The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence from FS Bancorp; and

●

The Audit Committee has, based on its review and discussions with management of the 2024 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that FS Bancorp’s audited financial statements for the year ended December 31, 2024 be included in its Annual Report on Form 10‑K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Ted A. Leech (Chair) Pamela M. Andrews Terri L. Degner Michael J. Mansfield Marina Cofer-Wildsmith

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2025 and that appointment is being submitted to shareholders for ratification. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Moss Adams LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of FS Bancorp and our shareholders. Moss Adams LLP served as our independent registered public accounting firm for the year ended December 31, 2024 and a representative of the firm will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm.

The following table sets forth the aggregate fees billed to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2024 and 2023.

	Year Ended
	December 31,
	2024	2023
Audit Fees	$562,421	$566,541
Audit-Related Fees (1)	45,950	31,350
Tax Fees (2)	242,137	46,253
All Other Fees	--	--
	$850,507	$644,143

(1)	Audit-related fees include services and costs in connection with FS Bancorp’s quarterly reviews and compliance audits.
(2)	Tax fees include services and costs in connection with preparation of FS Bancorp’s federal tax return and assistance with state and local tax matters.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services in connection with its annual review of its charter. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. All of the services provided by Moss Adams LLP in the year ended December 31, 2024 were approved by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of FS Bancorp’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended December 31, 2024, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, with the exception of initial statements of beneficial ownership on Form 3 inadvertently filed late by Terri L. Degner and Robert A. Nesbitt.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FS Bancorp’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Our annual report to shareholders, including the Annual Report on Form 10‑K, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary, FS Bancorp, Inc., 6920 220th Street SW, Mountlake Terrace, Washington 98043. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be delivered by April 22, 2025. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

Shareholder proposals intended to be presented at next year’s annual meeting of shareholders must be received at the executive office at 6920 220th Street SW, Mountlake Terrace, Washington 98043, no later than December 8, 2025 to be considered for inclusion in the proxy materials and the form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws. Shareholders who intend to solicit proxies in support of director nominees other than our nominees at next year’s annual meeting of shareholders must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act no later than March 23, 2026.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Matthew D. Mullet
MATTHEW D. MULLET
SECRETARY

Mountlake Terrace, Washington
April 7, 2025

FS BANCORP, INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

You may vote by Internet or telephone, or by completing and returning this proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/FSBW
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 21, 2025.
Scan the code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 21, 2025.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back this Proxy Card.

2025 Annual Meeting Proxy Card

Using a black ink pen, mark your votes with an X as shown in this example. ☒

Please do not write outside the designated area.

If voting by mail, sign, detach and return the bottom portion in the envelope provided.

Please detach here

PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed, FOR proposals 2 and 4, and for 1 YEAR for proposal 3.

1. Election of directors to serve for the terms indicated.
Three-year term:
01 Ted A. Leech 02 Marina Cofer-Wildsmith
One-year term:
03 Terri L. Degner

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number of the nominee in the box provided to the right.)

3. Advisory (non-binding) vote on whether future advisory votes on executive compensation should be held every one, two or three years. ☐ One year ☐ Two years ☐ Three years ☐ Abstain

4. Ratification of the Audit Committee's appointment of Moss Adams LLP as the independent registered public accounting firm for FS Bancorp, Inc. for 2025. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 22, 2025
2:00 p.m., Local Time

1st Security Bank Administrative Office
6920 220th Street S.W.
Mountlake Terrace, Washington

Our proxy statement and 2024 Annual Report to Shareholders are available free of charge at http://investorrelations.fsbwa.com/annual-report.

FS BANCORP, INC. Revocable Proxy

This proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, May 22, 2025.

The above-signed hereby appoints the official Proxy Committee of the Board of Directors of FS Bancorp, Inc. ("FS Bancorp") with full powers of substitution, as attorneys and proxies for the above-signed, to vote all shares of common stock of FS Bancorp which the above-signed is entitled to vote at the annual meeting of shareholders, to be held at the 1st Security Bank of Washington Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 22, 2025, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated.

This proxy will be voted as directed but if no instructions are specified, this proxy will be voted FOR the election of our director nominees, FOR Proposals 2 and 4, and for 1 YEAR for Proposal 3. If any other business is presented at the annual meeting, this proxy will be voted by the proxies named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority to the proxies named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.

Should the above-signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification of the Secretary of FS Bancorp at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above-signed acknowledges receipt from FS Bancorp prior to the execution of this proxy of the Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to Be Held on May 22, 2025, a proxy statement dated on or about April 7, 2025 and the 2024 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

Please sign, date and mail
your proxy card in the envelope provided
as soon as possible.

FS BANCORP, INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

You may vote by Internet or telephone, or by completing and returning this vote authorization form. Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your vote authorization form.

INTERNET/MOBILE – www.proxypush.com/FSBW
Use the Internet to vote your vote authorization form until 11:59 p.m. (CT) on May 19, 2025.
Scan the code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your vote authorization form until 11:59 p.m. (CT) on May 19, 2025.

MAIL – Mark, sign and date your vote authorization form and return it in the postage-paid envelope provided.

If you vote by Internet or by telephone, you do NOT need to mail back your Vote Authorization Form.

2025 Annual Meeting Vote Authorization Form

Using a black ink pen, mark your votes with an X as shown in this example. ☒

Please do not write outside the designated area.

If voting by mail, sign, detach and return the bottom portion in the envelope provided.

Please detach here

PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed, FOR proposals 2 and 4, and for 1 YEAR for proposal 3.

1. Election of directors to serve for the terms indicated.

Three-year term:
01 Ted A. Leech 02 Marina Cofer-Wildsmith

One-year term:
03 Terri L. Degner

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number of the nominee in the box provided to the right.)

3. Advisory (non-binding) vote on whether future advisory votes on executive compensation should be held every one, two or three years. ☐ One year ☐ Two years ☐ Three years ☐ Abstain

4. Ratification of the Audit Committee's appointment of Moss Adams LLP as the independent registered public accounting firm for FS Bancorp, Inc. for 2025. ☐ For ☐ Against ☐ Abstain

THIS VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature in Box
Please sign exactly as your name appears on Vote Authorization Form.

FS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 22, 2025
2:00 p.m., Local Time

1st Security Bank Administrative Office
6920 220th Street S.W.
Mountlake Terrace, Washington

FS BANCORP, INC. — Vote Authorization Form

This proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, May 22, 2025.

The above-signed, a participant in the FS Bancorp, Inc. Employee Stock Ownership Plan ("Plan"), hereby directs the Plan Trustee to vote all shares of FS Bancorp, Inc. allocated to the above-signed's account in the Plan as of March 21, 2025 which the above-signed is entitled to vote at the annual meeting of shareholders, to be held at the 1st Security Bank of Washington Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 22, 2025, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated.

This Vote Authorization Form will be voted as directed but if no instructions are specified, this Vote Authorization Form will be voted FOR the election of our director nominees, and FOR Proposals 2 and 4, and for 1 YEAR for Proposal 3. If any other business is presented at the annual meeting, this proxy will be voted by the Plan Trustee in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This Vote Authorization Form also confers discretionary authority to the Plan Trustee to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.

The above-signed acknowledges receipt from FS Bancorp prior to the execution of this Vote Authorization Form of the Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to Be Held on May 22, 2025, a proxy statement dated on or about April 7, 2025 and the 2024 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

Please sign, date and mail your Vote Authorization Form
in the envelope provided as soon as possible.
Vote authorization forms must be received by May 19, 2025.